POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints SVANTE CARLSSON signing singly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and
on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and


3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be executed as of this 11th day of July, 2005.


/s/ Dan Sten Olsson
Dan Sten Olsson


STENA
AB

By: /s/ Dan Sten Olsson
Name: Dan Sten Olsson
Title:  Managing
Director


STENA (SWITZERLAND) AG

By: /s/ Jan Larsson
Name:
Jan Larsson
Title: Managing Director

By: /s/ Barbara Oeuvray

Name: Barbara Oeuvray
Title: Financial Controller


CM V-MAX I
LIMITED

By: /s/ C.J. Lymbery
Name: C.J. Lymbery
Title:  Secretary



CM V-MAX II LIMITED

By: /s/ C.J. Lymbery
Name: C.J. Lymbery

Title:  Secretary


CONCORDIA MARITIME AB

By: /s/ Hans Noren

Name: Hans Noren
Title:  President


STENA SESSAN AB

By: /s/
Bert Ake Eriksson
Name: Bert Ake Eriksson
Title: Managing Director



/s/ Madeleine Olsson Eriksson
Madeleine Olsson Eriksson


/s/
Stefan Sten Olsson
Stefan Sten Olsson